Exhibit 23.1





            Consent of Independent Registered Public Accounting Firm


We consent to the inclusion in this Annual Report (Form 10-KSB) of Oragenics, Inc. of our report dated February 15, 2006, with respect to the 2005 financial statements of Oragenics, Inc.

We consent to the incorporation by reference in the following Registration
Statements:

     (i) Registration Statement (Form S-8 No. 333-110646) of Oragenics, Inc. pertaining to the Oragenics, Inc. 2002 Stock Incentive Plan;
     (ii) Post Effective Amendment No. 1 to the Registration Statement on Form S-3 to Form SB-2 (No. 333-100568) and related Prospectus of Oragenics, Inc. for the registration of 297,724 shares of its common stock issuable upon exercise of warrants; and
     (iii) Registration Statement (Form S-3 No. 333-131015) and related Prospectus of Oragenics, Inc. for the registration of 7,205,000 shares of its common stock.

of our report dated February 15, 2006, with respect to the financial statements of Oragenics, Inc. included in this Annual Report (Form 10-KSB) of Oragenics, Inc.



                                           /s/ Kirkland, Russ, Murphy & Tapp, PA
Certified Public Accountants
Tampa, Florida
March 3, 2006